UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2020

LEIDOS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33072	20-3562868
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1750 Presidents Street, Reston, VA	20190
(Address of principal executive offices)	(Zip Code)

(571) 526-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LDOS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry in to a Material Definitive Agreement.

On October 8, 2020, Leidos, Inc. (the “Issuer”), a direct wholly-owned subsidiary of Leidos Holdings, Inc. (“Leidos”), issued and sold $1 billion aggregate principal amount of 2.300% senior notes due 2031 (the “Notes”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A, and outside of the United States pursuant to Regulation S, under the Securities Act of 1933, as amended (the “Securities Act”). The Notes were issued pursuant to an indenture, dated as of October 8, 2020 (the “Indenture”), among the Issuer, Leidos, as a guarantor, and Citibank, N.A., as trustee.

The Issuer used the net proceeds from the offering for general corporate purposes, including, among other things, to (i) repay all of the outstanding obligations in respect of principal, interest, fees and other amounts under 364-day Term Loan Credit Agreement, dated as of June 18, 2020 (as amended, supplemented or otherwise modified prior to the date hereof, the “364-Day Term Loan”), by and among the Issuer, Leidos, certain of Leidos’ wholly-owned domestic subsidiaries as guarantors party thereto from time to time, the lenders party thereto from time to time, and Mizuho Bank, Ltd., as administrative agent, and (ii) repay a portion of the outstanding loans under the Credit Agreement, dated as of January 17, 2020 (as amended, supplemented or otherwise modified prior to the date hereof), by and among the Issuer, Leidos, certain of Leidos’ wholly-owned domestic subsidiaries as guarantors party thereto, the lenders party thereto and Citibank N.A., as administrative agent.

The Notes will be senior unsecured obligations of the Issuer and will be guaranteed by Leidos.

Interest is payable on the Notes semi-annually in arrears at an initial annual rate of 2.300% on February 15 and August 15 of each year, beginning on February 15, 2021. The interest rate on each series of Notes may be adjusted under certain circumstances. The Notes will mature on February 15, 2031.

At any time prior to November 15, 2030, the Issuer may redeem some or all of such series of Notes by paying a “make-whole premium” plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date. At any time on or after November 15, 2030, the Issuer may redeem some or all of such series of Notes by paying a redemption price equal to 100% of the principal amount of the applicable Notes to be redeemed plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date.

Upon a change of control triggering event, as defined in the Indenture, the Issuer is required to offer to purchase all of the Notes then outstanding at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date.

The Indenture provides for customary events of default, including failure to make required payments; failure to comply with certain agreements or covenants; and certain events of bankruptcy and insolvency. An event of default under the Indenture with respect to any series of the Notes will allow either the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes of such series to accelerate, or in certain cases, will automatically cause the acceleration of, the amounts due under the Notes.

The foregoing description of the Indenture does not purport to be a complete statement of the parties’ rights and obligations under the Indenture and is qualified in its entirety by reference to the Indenture. The Indenture is filed hereto as Exhibit 4.1 and is incorporated herein by reference.

The Notes have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The Issuer, Leidos, BofA Securities, Inc., Citigroup Global Markets Inc. and MUFG Securities Americas Inc. entered into a registration rights agreement, dated as of October 8, 2020, for the Notes (the “Registration Rights Agreement”), pursuant to which the Issuer and Leidos agreed to use reasonable best efforts to file a registration statement to permit the exchange of the Notes and related guarantees for registered notes having terms substantially identical thereto (except that the registered notes will not contain terms with respect to transfer restrictions) or, in the alternative, the registered resale of the Notes and related guarantees, under certain circumstances. If the Issuer and Leidos fail to satisfy its obligations under the Registration Rights Agreement, the Issuer will be required to pay additional interest to holders of the Notes.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the full text of the Registration Rights Agreement. A copy of the Registration Rights Agreement is attached as Exhibit 4.3 hereto and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the closing of the Notes offering, the Issuer (i) repaid all of the outstanding obligations in respect of principal, interest, fees and other amounts under the 364-Day Term Loan and (ii) terminated the 364-Day Term Loan. No prepayment premium or early termination penalties were incurred by the Issuer in connection with the termination of the 364-Day Term Loan or the prepayment of the obligations outstanding thereunder, subject to customary “breakage” costs payable with respect to LIBOR-denominated loans.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits: The following exhibits are attached with this report:

The following exhibits are attached with this current report on Form 8-K:

Exhibit 4.1	Indenture relating to the Notes, dated as of October 8, 2020 among Leidos, Inc., Leidos Holdings, Inc, as guarantor, and Citibank, N.A., as trustee.

Exhibit 4.2	Form of 2.300% Senior Notes due 2031

Exhibit 4.3	Registration Rights Agreement, dated October 8, 2020, among Leidos, Inc., Leidos Holdings, Inc., BofA Securities, Inc., Citigroup Global Markets Inc. and MUFG Securities Americas Inc.

Exhibit 104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL and contained in Exhibit 101.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEIDOS HOLDINGS, INC.

By:	/s/ Benjamin A. Winter
Benjamin A. Winter
Senior Vice President and Corporate Secretary

Date: October 8, 2020